SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

 Filed by the Registrant  [X]

 Filed by a Party other than the Registrant  [  ]

 Check the appropriate box:

 [ ]   Preliminary Proxy Statement      [  ]   Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))

 [X ]  Definitive Proxy Statement

 [  ]  Definitive Additional Materials

 [  ]  Soliciting Material Under Rule 14a-12


                    DREYFUS PREMIER INTERNATIONAL FUNDS, INC.
                    Dreyfus Premier International Growth Fund
 ------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

 ------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:


    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:


                    DREYFUS PREMIER INTERNATIONAL GROWTH FUND

                 ----------------------------------------------

                    Notice of Special Meeting of Stockholders

                 ----------------------------------------------

To the Stockholders:

          A Special Meeting of Stockholders of Dreyfus Premier International Growth Fund (the "Fund"), a series of Dreyfus Premier International Funds, Inc., will be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, on August 16, 2001 at 3:00 p.m., for the following purposes:

     1. To approve a new Sub-Investment Advisory Agreement between The Dreyfus Corporation and Newton Capital Management Limited.

     2. To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

          Stockholders of record at the close of business on June 1, 2001 will be entitled to receive notice of and to vote at the meeting.

                                                   By Order of the Board

                                                   Michael A. Rosenberg
                                                   Secretary

New York, New York
June 15, 2001

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                       WE NEED YOUR PROXY VOTE IMMEDIATELY

A STOCKHOLDER MAY THINK HIS OR HER VOTE IS NOT IMPORTANT, BUT IT IS
VITAL. BY LAW, THE MEETING OF STOCKHOLDERS OF THE FUND WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED. IN THAT EVENT, THE FUND WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.
------------------------------------------------------------------------------

                    DREYFUS PREMIER INTERNATIONAL GROWTH FUND

                                 PROXY STATEMENT

                         Special Meeting of Stockholders
                          to be held on August 16, 2001

          This proxy statement is furnished in connection with a solicitation of proxies by the Board of Dreyfus Premier International Funds, Inc. (the "Company"), on behalf of its series, Dreyfus Premier International Growth Fund (the "Fund"), to be used at the Special Meeting of Stockholders of the Fund to be held on August 16, 2001 2001 at 3:00 p.m., at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. Stockholders of record at the close of business on June 1, 2001 are entitled to receive notice of and to vote at the meeting. Stockholders are entitled to one vote for each Fund share held and fractional vote for each fractional Fund share held. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked by a later-dated proxy or by letter or telegram directed to the Fund, which must indicate the stockholder's name. To be effective, such revocation must be received prior to the meeting. In addition, any stockholder who attends the meeting in person may vote by ballot at the meeting, thereby canceling any proxy previously given. As of May 9, 2001, approximately 6,145,647 shares of the Fund's common stock were issued and outstanding.

          It is estimated that proxy materials will be mailed to stockholders of record on or about June 15, 2001. The Fund's principal executive offices are located at 200 Park Avenue, New York, New York 10166. COPIES OF THE FUND'S MOST RECENT ANNUAL AND SEMI-ANNUAL REPORTS ARE AVAILABLE UPON REQUEST, WITHOUT CHARGE, BY WRITING TO THE FUND AT 144 GLENN CURTISS BOULEVARD, UNIONDALE, NEW YORK 11556-0144, OR BY CALLING TOLL-FREE 1-800-645-6561.

                  PROPOSAL 1: SUB-INVESTMENT ADVISORY AGREEMENT
                       BETWEEN THE DREYFUS CORPORATION AND
                        NEWTON CAPITAL MANAGEMENT LIMITED

INTRODUCTION

          The Dreyfus Corporation ("Dreyfus") currently serves as the Fund's investment adviser pursuant to a Management Agreement, dated August 24, 1994, as amended January 12, 1998 (the "Management Agreement"), with the Company pursuant to which Dreyfus provides the day-to-day management of the Fund's portfolio. The Management Agreement was last approved by stockholders of the Fund on August 24, 1994, and most recently renewed by the Board on July 26, 2000. Under the Management Agreement, the Fund pays Dreyfus an advisory fee at an annual rate of 0.75% of the value of the Fund's average daily net assets.

          It is proposed that Dreyfus enter into a Sub-Investment Advisory Agreement (the "Sub-Advisory Agreement") with its affiliate, Newton Capital Management Limited ("Newton"), pursuant to which Newton would serve as the Fund's sub-investment adviser and provide day-to-day management of the Fund's portfolio under the supervision of Dreyfus. Under the proposed arrangement, Dreyfus would pay Newton, out of the fee Dreyfus receives from the Fund, an annual sub-advisory fee of 0.35% of assets up to $100 million, 0.30% of assets from $100 million to $1 billion, 0.26% of assets from $1 billion to $1.5 billion and 0.20% on assets over $1.5 billion, in each case based on the Fund's average daily net assets. Newton currently serves as sub-investment adviser to two other series of the Company. If approved by stockholders, the proposed arrangement will not increase the annual rate of advisory fees paid by the Fund.

          At a meeting held on April 10, 2001, the Company's Board, including a majority of the Board members who are not "interested persons" (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Company,
(i) approved the entry by Dreyfus into the Sub-Advisory Agreement with Newton, and (ii) directed that the Sub-Advisory Agreement be submitted to Fund stockholders at this meeting.

DESCRIPTION OF THE MANAGEMENT AGREEMENT

          Under the terms of the Management Agreement, Dreyfus provides investment management of the Fund's portfolio in accordance with its investment objectives and policies, subject to the authority of the Company's Board under Maryland law. In connection therewith, Dreyfus obtains and provides investment research and supervises the Fund's investments and conducts (or, if the Sub-Advisory Agreement is approved, will supervise) a continuous program of investment, evaluation and, if appropriate, sale and reinvestment, of the Fund's assets. In addition, Dreyfus supplies office facilities (which may be in its own offices), data processing services, clerical, accounting and bookkeeping services, internal auditing and legal services, internal executive and administrative services, and stationery and office supplies; prepares reports to stockholders, tax returns, reports to and filings with the Securities and Exchange Commission (the "SEC") and state Blue Sky authorities; calculates the net asset value of the Fund's shares; and generally assists in all aspects of the Fund's operations. During the fiscal year ended October 31, 2000, the Fund paid $766,552 in advisory fees to Dreyfus.

          Dreyfus bears all expenses in connection with the performance of its services under the Management Agreement and will pay the sub-investment advisory fee to Newton if the Sub-Advisory Agreement is approved. All other expenses incurred in the operation of the Company (other than those to be borne by Newton) are borne by the Company, except to the extent specifically assumed by Dreyfus. The expenses borne by the Company include, without limitation: taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of Dreyfus or Newton or any of their affiliates, SEC fees, state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Company's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses. Expenses attributable to a particular series of the Company, including the Fund, are charged against the assets of that series; other expenses of the Company's series are allocated among the series on the basis determined by the Company's Board, including, but not limited to, proportionately in relation to the net assets of each series.

          The Management Agreement provides that neither Dreyfus nor, if approved by stockholders, Newton shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, except for any liability by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or reckless disregard in the performance of their obligations and duties under the Management Agreement or the Sub-Advisory Agreement, as applicable.

          The Management Agreement may be terminated as to the Fund without penalty, on 60 days' notice, by the Company's Board or by vote of the holders of a majority of the Fund's shares, or, upon not less than 90 days' notice, by Dreyfus. The Management Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

DESCRIPTION OF THE SUB-ADVISORY AGREEMENT

          Under the terms of the proposed Sub-Advisory Agreement, Newton, subject to the supervision and approval of Dreyfus, would provide investment management of the Fund's portfolio, as well as statistical information with respect to the investments which the Fund may hold or contemplate purchasing. In connection therewith, Newton will supervise the Fund's investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. Under the proposed Sub-Advisory Agreement, Dreyfus (and not the Fund) is responsible for paying the sub-advisory fee to Newton.

          Newton will bear all expenses in connection with the performance of its services under the Sub-Advisory Agreement. All other expenses incurred in the operation of the Company (other than those borne by Dreyfus) will be borne by the Company, except to the extent specifically assumed by Newton. The expenses borne by the Company are listed above under "Description of the Management Agreement."

          The Sub-Advisory Agreement would provide that Newton shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or Dreyfus in the matters to which the Sub-Advisory Agreement relates, except for a loss resulting from Newton's willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard in the performance of its obligations and duties under the Sub-Advisory Agreement.

          The Sub-Advisory Agreement may be terminated without penalty, (1) on 60 days' notice, by Dreyfus, the Company's Board or by vote of the holders of a majority of the Fund's shares, or, (2) upon not less than 90 days' notice to the Company and Dreyfus, by Newton. The Sub-Advisory Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon termination of the Management Agreement.

          A copy of the Sub-Advisory Agreement in the form being presented for approval, and as approved by the Board, is set forth as Exhibit A to this Proxy Statement.

INFORMATION PERTAINING TO DREYFUS

          Dreyfus, located at 200 Park Avenue, New York, New York 10166, is a wholly owned subsidiary of Mellon Bank, N.A. ("Mellon Bank"), which is a wholly owned subsidiary of Mellon Financial Corporation ("Mellon"). Founded in 1947, Dreyfus manages more than $162 billion in over 190 mutual fund portfolios. The name of each registered investment company for which Dreyfus acts as investment adviser that has a similar investment objective as the Fund and invests primarily in the securities of foreign issuers, the amount of its net assets and the annual rate of Dreyfus's compensation for services to each such company is set forth on Exhibit B to this Proxy Statement.

          Dreyfus is the primary mutual fund business of Mellon, which is a global financial services company with approximately $2.8 trillion of assets under management, administration or custody, including approximately $520 billion under management. Mellon provides wealth management, global investment services and a comprehensive array of banking services for individuals, businesses and institutions. Mellon is a global multibank financial holding company incorporated under Pennsylvania law in 1971 and registered under the Federal Bank Holding Company Act of 1956, as amended. Mellon is a publicly held company and is among the twenty largest bank holding companies in the United States based on total assets. Mellon Bank and Mellon are located at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258.

          Stephen E. Canter is the Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer and Chief Investment Officer of Dreyfus. The following persons also are directors of Dreyfus: Thomas F. Eggers, Vice Chairman-Institutional; J. David Officer, Vice Chairman; Mandell L. Berman, real estate consultant, residential builder and investor, 29100 Northwestern Highway, Suite 370, Southfield, MI 48034; Steven G. Elliott, Senior Vice Chairman, Chief Financial Officer and director, Mellon Financial Corporation, One Mellon Bank Center, Pittsburgh, PA 15258; Martin G. McGuinn, Chairman, Chief Executive Officer and director, Mellon Financial Corporation, One Mellon Bank Center, Pittsburgh, PA 15258; Richard W. Sabo, President, Chief Executive Officer and director, Founders Asset Management, LLC, 2930 East Third Avenue, Denver, CO 80206; and Richard F. Syron, President, Thermo Electron, 81 Wyman Street, Waltham, MA 02454. The address of persons for which an address is not listed is 200 Park Avenue, New York, New York 10166.

INFORMATION PERTAINING TO NEWTON

          Newton is an affiliate of Dreyfus and is located at 71 Queen Victoria Street, London, EC4V 4DR, England. Newton was formed in 1977 and, as of September 30, 2000, together with its parent and its parent's subsidiaries, managed approximately $30 billion in discretionary separate accounts and other investment accounts. Newton is an indirect wholly owned subsidiary of Mellon. The name of each registered investment company for which Newton acts as investment adviser or sub-investment adviser that has a similar investment objective as the Fund and invests primarily in the securities of foreign issuers, the amount of its net assets and the annual rate of Newton's compensation for services to each such company is set forth on Exhibit B to this Proxy Statement.

          Colin R. Harris is Chief Executive Officer and a director of Newton. The other director of Newton is Guy Hudson. The address of each such person is 71 Queen Victoria Street, London, EC4V 4DR, England.

BOARD CONSIDERATIONS

          In reaching its decision to approve unanimously the Sub-Advisory Agreement and to submit it to stockholders for their approval, the Board considered the following: (1) the nature, quality and scope of the services to be provided to the Fund by Dreyfus and Newton, and the representation that there would be no diminution in the scope and quality of the advisory and other services currently provided to the Fund; (2) Newton's specialized investment management expertise in non-U.S. securities; (3) Newton's investment approach;
(4) Newton's personnel, resources and experience; (5) the Board's experience with Newton as sub-adviser to other series of the Company; (6) that Newton and Dreyfus are under common control by Mellon; and (7) that the approval of the Sub-Advisory Agreement will not result in any increase in advisory fees to be paid by the Fund, as Newton will be paid by Dreyfus out of its fees received from the Fund. Given that there would be no diminution in the scope and quality of the advisory and other services currently provided to the Fund, when taken together with the other factors, the Board approved the Sub-Advisory Agreement and directed that it be submitted to Fund stockholders for approval at this meeting.

VOTE REQUIRED AND BOARD MEMBERS' RECOMMENDATION

          Approval of the proposal requires the affirmative vote of (a) 67% of the Fund's voting securities present at the meeting, if the holders of more than 50% of the Fund's outstanding voting securities are present or represented by proxy, or (b) more than 50% of the Fund's outstanding voting securities, whichever is less.

          THE COMPANY'S BOARD, INCLUDING THE "NON-INTERESTED" BOARD MEMBERS, RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE NEW SUB-ADVISORY AGREEMENT BETWEEN DREYFUS AND NEWTON


                             ADDITIONAL INFORMATION

          Dreyfus Service Corporation (the "Distributor"), a wholly owned subsidiary of Dreyfus, located at 200 Park Avenue, New York, New York 10166, serves as the Fund's distributor. For the fiscal year ended October 31, 2000, the Fund paid the Distributor and Premier Mutual Fund Services, Inc., as the Fund's distributor through March 21, 2000, in the aggregate $82,171, pursuant to the Fund's Rule 12b-1 plan, for distributing Fund shares and advertising and marketing related to the Fund, and $171,118, pursuant to the Fund's Shareholder Services Plan, for stockholder account service and maintenance.

          Dreyfus Transfer, Inc. (the "Transfer Agent"), a wholly owned subsidiary of Dreyfus, is the Fund's transfer and dividend disbursing agent. For the fiscal year ended October 31, 2000, the Fund paid the Transfer Agent $66,535.

          Information about Fund shares owned by directors and officers of the Fund and certain other information is set forth on Exhibit C.

                                  OTHER MATTERS

          If a proxy is executed properly and returned accompanied by instructions to withhold authority to vote, represents a broker "non-vote" (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote Fund shares on a particular matter with respect to which the broker or nominee does not have a discretionary power) or is marked with an abstention (collectively, "abstentions"), the Fund shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business. Abstentions will not constitute a vote "for" or "against" a matter and will be disregarded in determining the "votes cast" on an issue.

          In the event that a quorum is not present at the meeting, or if a quorum is present but sufficient votes to approve the proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. In determining whether to adjourn the meeting, the following factors may be considered: the nature of the proposals, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to stockholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares affected by the adjournment that are represented at the meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies which they are entitled to vote "for" the proposals in favor of such adjournment, and will vote those proxies required to be voted "against" the proposals against any adjournment. A quorum is constituted by the presence in person or by proxy of the holders of at least one-third of the Fund's outstanding shares entitled to vote at the meeting.

          The Company's Board is not aware of any other matter which may come before the meeting. However, should any such matter properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matter.

          In addition to the use of the mails, proxies may be solicited personally, by telephone or facsimile, and the Fund may pay persons holding Fund shares in their names or those of their nominees for their expenses in sending soliciting materials to their principals.

               NOTICE TO BANKS, BROKER/DEALERS AND VOTING TRUSTEES
                               AND THEIR NOMINEES

          Please advise the Fund, in care of Dreyfus Transfer, Inc., P.O. Box 9671, Providence, Rhode Island 02940-9671, whether other persons are the beneficial owners of Fund shares for which proxies are being solicited, and, if so, the number of copies of the proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of Fund shares.

          IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED STAMPED ENVELOPE.

Dated:  June 15, 2001

                                                                     EXHIBIT A

                        SUB-INVESTMENT ADVISORY AGREEMENT

                             THE DREYFUS CORPORATION
                                 200 Park Avenue
                            New York, New York 10166

                                                              October 20, 1998



Newton Capital Management Limited
71 Queen Victoria Street
London, ECV 4DR
England

Dear Sirs:

          As you are aware, Dreyfus Premier International Funds, Inc. (the "Fund"), currently consisting of five series, desires to employ the capital of its series named on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series"), by investing and reinvesting the same in investments of the type and in accordance with the limitations specified in the Fund's charter documents and in its Prospectus and Statement of Additional Information as from time to time in effect, copies of which have been or will be submitted to you, and in such manner and to such extent as from time to time may be approved by the Fund's Board. The Fund intends to employ The Dreyfus Corporation (the "Adviser") to act as its investment adviser pursuant to a written agreement (the "Management Agreement"), a copy of which has been furnished to you. The Adviser desires to employ you to act as each Series' sub-investment adviser.

          In connection with your serving as sub-investment adviser to the Series, it is understood that from time to time you will employ or associate with yourself such person or persons as you may believe to be particularly fitted to assist you in the performance of this Agreement. Such person or persons may be officers or employees who are employed by both you and the Fund. The compensation of such person or persons shall be paid by you and no obligation may be incurred on the Fund's behalf in any such respect.

          Subject to the supervision and approval of the Adviser, you will provide investment management of each Series' portfolio in accordance with the Series' investment objectives and policies as stated in the Fund's Prospectus and Statement of Additional Information as from time to time in effect. In connection therewith, you will supervise each Series' investments and conduct a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of such Series' assets. You will furnish to the Adviser or the Fund such statistical information, with respect to the investments which a Series may hold or contemplate purchasing, as the Adviser or the Fund may reasonably request. The Fund and the Adviser wish to be informed of important developments materially affecting any Series' portfolio and shall expect you, on your own initiative, to furnish to the Fund or the Adviser from time to time such information as you may believe appropriate for this purpose.

          You shall exercise your best judgment in rendering the services to be provided hereunder, and the Adviser agrees as an inducement to your undertaking the same that you shall not be liable hereunder for any error of judgment or mistake of law or for any loss suffered by one or more Series or the Adviser, provided that nothing herein shall be deemed to protect or purport to protect you against any liability to the Adviser, the Fund or a Series' security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

          In consideration of services rendered pursuant to this Agreement, the Adviser will pay you, on the first business day of each month, out of the management fee it receives and only to the extent thereof, a fee at the rate set forth opposite each Series' name on Schedule 1 hereto. Net asset value shall be computed on such days and at such time or times as described in the Fund's then-current Prospectus and Statement of Additional Information. The fee for the period from the date following the commencement of sales of a Series' shares (after any sales are made to the Fund's sponsor) to the end of the month during which such sales shall have been commenced or, if a Series is added to this Agreement subsequent to the commencement of sales of such Series shares, for the period from the effective date of this Agreement with respect to such Series to the end of the month in which this Agreement became effective with respect to such Series, shall be pro-rated according to the proportion which such period bears to the full monthly period, and upon any termination of this Agreement before the end of any month, the fee for such part of a month shall be pro-rated according to the proportion which such period bears to the full monthly period and shall be payable within 10 business days of the date of termination of this Agreement.

          For the purpose of determining fees payable to you, the value of each Series' net assets shall be computed in the manner specified in the Fund's charter documents for the computation of the value of a Series' net assets.

          You will bear all expenses in connection with the performance of your services under this Agreement. All other expenses to be incurred in the operation of the Series (other than those borne by the Adviser) will be borne by the Fund, except to the extent specifically assumed by you. The expenses to be borne by the Fund include, without limitation, the following: organizational costs, taxes, interest, loan commitment fees, interest and distributions paid on securities sold short, brokerage fees and commissions, if any, fees of Board members who are not officers, directors, employees or holders of 5% or more of the outstanding voting securities of you or the Adviser or any affiliate of you or the Adviser, Securities and Exchange Commission fees and state Blue Sky qualification fees, advisory fees, charges of custodians, transfer and dividend disbursing agents' fees, certain insurance premiums, industry association fees, outside auditing and legal expenses, costs of independent pricing services, costs of maintaining the Fund's existence, costs attributable to investor services (including, without limitation, telephone and personnel expenses), costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing stockholders, costs of stockholders' reports and meetings, and any extraordinary expenses.

          The Adviser understands that you now act, and that from time to time hereafter you may act, as investment adviser to one or more investment companies and fiduciary or other managed accounts, and the Adviser has no objection to your so acting, provided that when purchase or sale of securities of the same issuer is suitable for the investment objectives of two or more companies or accounts managed by you which have available funds for investment, the available securities will be allocated in a manner believed by you to be equitable to each company or account. It is recognized that in some cases this procedure may adversely affect the price paid or received by one or more Series or the size of the position obtainable for or disposed of by one or more Series.

          In addition, it is understood that the persons employed by you to assist in the performance of your duties hereunder will not devote their full time to such services and nothing contained herein shall be deemed to limit or restrict your right or the right of any of your affiliates to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

          You shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Series or the Adviser in connection with the matters to which this Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also your officer, director, partner, employee or agent, who may be or become an officer, Board member, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting on any business of the Fund, to be rendering such services to or acting solely for the Fund and not as your officer, director, partner, employee, or agent or one under your control or direction even though paid by you.

          As to each Series, this Agreement shall continue until the date set forth opposite such Series' name on Schedule 1 hereto (the "Reapproval Date"), and thereafter shall continue automatically for successive annual periods ending on the day of each year set forth opposite the Series' name on Schedule 1 hereto (the "Reapproval Day"), provided such continuance is specifically approved at least annually by (i) the Fund's Board or (ii) vote of a majority (as defined in the Investment Company Act of 1940, as amended) of such Series' outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Board members who are not "interested persons" (as defined in said Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. As to each Series, this Agreement is terminable without penalty (i) by the Adviser upon 60 days' notice to you, (ii) by the Fund's Board or by vote of the holders of a majority of such Series' shares upon 60 days' notice to you, or (iii) by you upon not less than 90 days' notice to the Fund and the Adviser. This Agreement also will terminate automatically, as to the relevant Series, in the event of its assignment (as defined in said Act). In addition, notwithstanding anything herein to the contrary, if the Management Agreement terminates for any reason, this Agreement shall terminate effective upon the date the Management Agreement terminates.

          If the foregoing is in accordance with your understanding, will you kindly so indicate by signing and returning to us the enclosed copy hereof.

                                             Very truly yours,


                                             THE DREYFUS CORPORATION


                                              By:
                                                 ---------------------------


Accepted:

NEWTON CAPITAL MANAGEMENT LIMITED



By:
   -----------------------------------

                                   SCHEDULE 1


                         ANNUAL FEE AS
                         A PERCENTAGE
                          OF AVERAGE
NAME OF SERIES          DAILY NET ASSETS   REAPPROVAL DATE      REAPPROVAL DAY
--------------          ----------------   ---------------     --------------

Dreyfus Premier
 European Equity Fund            *         September 11, 2001   September 11th

Dreyfus Premier
 International Growth Fund       *         August 16, 2003      August 16th

Dreyfus Premier
 Japan Fund                      *         September 11, 2001   September 11th

-------------------------

* A fee calculated daily and paid monthly based on the Series' average daily net assets, for the preceding month as follows:


                                           ANNUAL FEE AS A PERCENTAGE
     AVERAGE DAILY NET ASSETS              OF AVERAGE DAILY NET ASSETS

     0 to $100 million                     .35 of 1%
     $100 million to $1 billion            .30 of 1%
     $1 billion to $1.5 billion            .26 of 1%
     $1.5 billion or more                  .20 of 1%

Revised:  _________, 2001

                                                                    EXHIBIT B

          Listed below, as of April 6, 2001, is each registered investment company for which Dreyfus or Newton acts as investment adviser or sub-investment adviser that has a similar investment objective as the Fund and invests primarily in the securities of foreign issuers, the amount of each such company's net assets and the annual rate of fees payable to Dreyfus or Newton for such services by each company. In addition, for certain of these investment companies (as indicated below), Dreyfus has agreed until the end of such company's current fiscal year to waive receipt of its fees and/or assume the expenses of the company (excluding, to the extent applicable, taxes, brokerage commissions, extraordinary expenses, interest expenses, commitment fees or borrowings, shareholder servicing fees and Rule 12b-1 plan fees) to the extent such expenses exceed the indicated percentage of the company's average daily net assets. Newton has also agreed to waive receipt of its fees on those Dreyfus funds listed below that have assets under $20 million.


Dreyfus

                                                                Investment Advisory Fee as a
                                         Approximate Net          Percentage of Average Daily              Operating
Name of the Fund                             Assets                      Net Assets                      Expenses Cap
----------------                         ---------------        -----------------------------         -------------------

Dreyfus Emerging Markets Fund                  222,018,664                  1.25%                          N/A
Dreyfus International Growth Fund               35,840,583                  0.75%                          N/A
Dreyfus Premier Emerging Markets Fund            2,927,171                  1.25%                        2.00%
Dreyfus Variable Investment Fund:               51,790,042                  0.75%                          N/A
International Equity Portfolio
Dreyfus Variable Investment Fund:               23,908,916                  1.00%                        1.40%
International Value Portfolio
Dreyfus Premier Worldwide Growth Fund, Inc.  1,454,779,394                  0.75%                          N/A
Dreyfus Premier International Value Fund         6,973,997                  1.00%                        1.75%
Dreyfus Global Growth Fund                      47,072,376                  0.75%                          N/A
Dreyfus Premier European Equity Fund             5,449,046                  0.90%                        2.00%
Dreyfus Premier Greater China Fund               5,444,190                  1.25%                        2.00%
Dreyfus Premier Japan Fund                       1,850,208                  1.00%                        2.00%
Dreyfus Investment Portfolios:                   2,395,115                  1.25%                        2.00%
Emerging Markets Portfolio
Dreyfus Investment Portfolios:                  31,121,290                  1.00%                        1.25%
European Equity Portfolio
Dreyfus Investment Portfolios:                  10,980,809                  1.00%                        1.50%
Founders International Equity Portfolio
Dreyfus Investment Portfolios:                  21,823,205                  1.00%                        1.50%
Founders  Passport Portfolio
Dreyfus Investment Portfolios:                   2,189,727                  1.00%                        1.50%
Japan Portfolio
Dreyfus International Value Fund                88,576,727                  1.00%                          N/A
MPAM Emerging Markets Fund                      36,475,821                  1.15%                        1.35%
MPAM International Fund                         356,095,865                 0.85%                        1.05%



Newton

                                                                    Investment Advisory Fee as a
                                       Approximate Net               Percentage of Average Daily
Name of the Fund                             Assets                        Net Assets
-----------------                     -----------------------      ---------------------------------
Dreyfus Investment Portfolios:            31,121,290                  $0 to $100 million - .35%
European Equity Portfolio                                             $100  million to $1 billion - .30%
                                                                      $1 billion to $1.5 billion - .26%
                                                                      $1.5 billion and more - .20%
                                                                      (All fees paid by Dreyfus)

Dreyfus Investment Portfolios:             2,189,727                  $0 to $100 million - .35%
Japan Portfolio                                                       $100 million to $1 billion - .30%
                                                                      $1 billion to $1.5 billion - .26%
                                                                      $1.5 billion and more - .20%
                                                                      (All fees paid by Dreyfus)

Dreyfus Premier European Equity Fund       5,449,046                  $0 to $100 million - .35%
                                                                      $100  million to $1 billion - .30%
                                                                      $1 billion to $1.5 billion - .26%
                                                                      $1.5 billion and more - .20%
                                                                       (All fees paid by Dreyfus)

Dreyfus Premier Japan Fund                 1,850,208                  $0 to $100 million - .35%
                                                                      $100 million to $1 billion  - .30%
                                                                      $1 billion to $1.5 billion - .26%
                                                                      $1.5 billion and more - .20%
                                                                       (All fees paid by Dreyfus)

Dean International Value Fund             16,000,000                  0.50%
                                         (as of 4/30/01)

                                                               EXHIBIT C



          This Exhibit sets forth certain information regarding ownership of Fund shares as of May 9, 2001.

          As of May 9, 2001, none of the Fund's directors and officers owned Fund shares.

          As of May 9, 2001, the following stockholders were known by the Fund to own of record and beneficially 5% or more of the Fund's outstanding voting securities. Under the 1940 Act, a stockholder that beneficially owns, directly or indirectly, more than 25% of the Fund's total outstanding shares may be deemed a "control person" (as defined in the 1940 Act) of the Fund.

              Name and Address                          Percent of Fund
              of Stockholder                          Shares Outstanding
              ------------------------------------    ------------------

              Class A

              Boston Safe Deposit & Trust Company          12.1234%
              As Agent-Omnibus Account
              Dreyfus Retirement Services
              135 Santilli Highway
              Everett, MA 02149-1906

              Class B

              Merrill Lynch Pierce Fenner & Smith           9.9085%
              For the Sole Benefit of its Customers
              Attn:  Fund Administration
              4800 Deer Lake Drive East Floor 3
              Jacksonville, FL 32246-6484

              Class C

              Merrill Lynch Pierce Fenner & Smith          19.7407%
              For the Sole Benefit of its Customers
              Attn:  Fund Administration
              4800 Deer Lake Drive East Floor 3
              Jacksonville, FL 32246-6484

              Lewco Securities Corp.                        7.4651%
              FBO Customers
              34 Exchange Place, 4th Floor
              Jersey City, NJ 07302-3885

              Donaldson Lufkin Jenrette                     6.0864%
              Securities Corporation Inc.
              P.O. Box 2052
              Jersey City, NJ 07303-2052

              Class R

              Mac & Co.                                    80.5190%
              P.O. Box 534005
              Pittsburgh, PA 15253-4005

              First Clearing Corporation                   10.4531%
              Jim & Deborah Godwin
              Foundation
              #10 Dunnam Lane
              Houston, TX 77024-6543

              Class T

              A.G. Edwards & Sons Inc.                    100.0000%
              Custodian FBO E. Michael Martin
              11 Oak Lane
              Gulfport, MS  39503-6225

                                    IMPORTANT

      Please Act Promptly
      Sign, Date and Mail your Proxy Card(s) Today.

      No matter how many shares you own, your vote is important. Voting can also help the Fund save money. To hold a meeting, a quorum must be represented. Voting today can save the Fund the expense of another solicitation for proxies required to achieve a quorum.

      Please note that if you hold more than one account in the Fund, a proxy card will be sent to you for each of your accounts. You should sign and return each proxy card in order for all votes to be counted.

      Thank you for your interest in the Fund.

                        DREYFUS INTERNATIONAL GROWTH FUND

          The undersigned stockholder of DREYFUS INTERNATIONAL GROWTH FUND (the "Fund"), a series of Drefus Premier International Funds, Inc. (the "Company"), hereby appoints Michael A. Rosenberg and Anthony J. Galioto, and each of them, the attorneys and proxies of the undersigned, with full power of substitution, to vote, as indicated herein, all of the shares of the Fund standing in the name of the undersigned at the close of business on June 1, 2001 at a Special Meeting of Stockholders to be held at the offices of The Dreyfus Corporation, 200 Park Avenue, 7th Floor West, New York, New York, at 3:00 p.m. on August 16, 2001, and at any and all adjournments thereof, with all of the powers the undersigned possesses and especially (but without limiting the general authorization and power hereby given) to vote as indicated on the proposal, as more fully described in the Proxy Statement for the meeting.

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                     Please mark boxes in blue or black ink.

1. To approve a new Sub-Investment Advisory Agreement between The Dreyfus Corporation and Newton Capital Management Limited.

        ____FOR                    ____AGAINST              ____ABSTAIN

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournments thereof.

      THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD AND WILL BE VOTED FOR
                THE ABOVE PROPOSALS UNLESS OTHERWISE INDICATED.

                                            By signing this proxy card, receipt
                                            of the accompanying Notice of
                                            Special Meeting of Stockholders is
                                            hereby acknowledged.

                                            Signature(s) should be exactly as
                                            name or names appearing on this
                                            proxy. If shares are held jointly,
                                            each holder should sign. If signing
                                            is by attorney, executor,
                                            administrator, trustee or guardian,
                                            please give full title.


                                            Dated:__________________  ,2001



                                            -------------------------
                                            Signature(s)

                                            -------------------------
                                            Signature(s)

Sign, Date and Return this Proxy Card
Promptly Using the
Enclosed Envelope

-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE